PIMCO CORPORATE & INCOME OPPORTUNITY FUND

PIMCO DYNAMIC CREDIT AND MORTGAGE INCOME FUND

PIMCO DYNAMIC INCOME FUND

PIMCO INCOME OPPORTUNITY FUND

PIMCO INCOME STRATEGY FUND

PIMCO INCOME STRATEGY FUND II

(each, a “Fund” and collectively, the “Funds”)

AMENDMENT TO SALES AGREEMENT/AMENDED AND RESTATED SALES

AGREEMENT, AS APPLICABLE

January 8, 2020

JONESTRADING INSTITUTIONAL SERVICES LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

Each Fund wishes to amend the Sales Agreement or Amended and Restated Sales Agreement, as applicable, among such Fund, Pacific Investment Management Company LLC (the “Manager”) and JonesTrading Institutional Services LLC (“Jones”), as set forth on Exhibit A hereto (each, an “Agreement”), for the purposes of (a) adding additional individuals to Schedule 3 to the Agreement; and (b) permitting the future modification of Schedule 3 to the Agreement by any party by providing written notification (including e-mail) to the other parties, as further detailed herein (this “Amendment”).

Each Fund, the Manager, and Jones hereby agree to amend the Agreement applicable to each Fund as follows pursuant to Section 18 of the Agreement:

(a)	The following individuals are hereby added under the “Pacific Investment Management Company LLC” heading in Schedule 3:

Jing Yang

Executive Vice President

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

(949) 720-7568

jing.yang@pimco.com

Giang Bui

Executive Vice President

c/o Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

949.720.6404

gbui@pimco.com

(b)	The second sentence of Section 2 of the Agreement is hereby amended to read in its entirety as follows (changes marked):

The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 3 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 3~~, as such.~~ Schedule 3 may be amended from time to time by any party by providing written notification (including e-mail) to the other parties. Such amendment will take effect unless a receiving party objects in writing (including via e-mail) within two business days after delivery of such notification.

Except as expressly amended hereby, each Agreement shall continue in full force and effect, without any waiver, amendment or modification of any provision thereof.

[Signature page follows]

2

If the foregoing correctly sets forth the understanding between each Fund, the Manager and Jones, please so indicate by executing this Amendment in the space provided below, whereupon this Amendment shall constitute a binding agreement between the Funds and the Manager and Jones as of the date first written above.

Very truly yours,

PIMCO Corporate & Income Opportunity Fund
PIMCO Dynamic Credit and Mortgage Income Fund
PIMCO Dynamic Income Fund
PIMCO Income Opportunity Fund
PIMCO Income Strategy Fund
PIMCO Income Strategy Fund II

By:
Name: Peter G. Strelow
Title: Senior Vice President

Pacific Investment Management Company LLC

By:
Name: Peter G. Strelow
Title: Managing Director and Co-Chief Operating Officer

JONESTRADING INSTITUTIONAL SERVICES LLC

By:
Name:
Title:

If the foregoing correctly sets forth the understanding between each Fund, the Manager and Jones, please so indicate by executing this Amendment in the space provided below, whereupon this Amendment shall constitute a binding agreement between the Funds and the Manager and Jones as of the date first written above.

Very truly yours,

PIMCO Corporate & Income Opportunity Fund
PIMCO Dynamic Credit and Mortgage Income Fund
PIMCO Dynamic Income Fund
PIMCO Income Opportunity Fund
PIMCO Income Strategy Fund
PIMCO Income Strategy Fund II

By:
Name: Peter G. Strelow
Title: Senior Vice President

Pacific Investment Management Company LLC

By:
Name: Peter G. Strelow
Title: Managing Director and Co-Chief Operating Officer

JONESTRADING INSTITUTIONAL SERVICES LLC
By:
Name: Burke Cook
Title: General Counsel

EXHIBIT A

●	Amended and Restated Sales Agreement between PIMCO Corporate & Income Opportunity Fund, Pacific Investment Management Company LLC, and JonesTrading Institutional Services LLC, dated July 3, 2019.

●	Sales Agreement between PIMCO Dynamic Credit and Mortgage Income Fund, Pacific Investment Management Company LLC, and JonesTrading Institutional Services LLC, dated December 5, 2019.

●	Amended and Restated Sales Agreement between PIMCO Dynamic Income Fund, Pacific Investment Management Company LLC, and JonesTrading Institutional Services LLC, dated November 8, 2019.

●	Amended and Restated Sales Agreement between PIMCO Income Opportunity Fund, Pacific Investment Management Company LLC, and JonesTrading Institutional Services LLC, dated October 31, 2019.

●	Amended and Restated Sales Agreement between PIMCO Income Strategy Fund, Pacific Investment Management Company LLC, and JonesTrading Institutional Services LLC, dated June 7, 2019.

●	Amended and Restated Sales Agreement between PIMCO Income Strategy Fund II, Pacific Investment Management Company LLC, and JonesTrading Institutional Services LLC, dated June 7, 2019.